Exhibit 5
[Letterhead of Bracewell & Giuliani LLP]
February 27, 2009
El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as special counsel to El Paso Corporation, a Delaware corporation (the “Company”) in connection with Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (Registration No. 333-134406) filed on February 27, 2009 (as amended, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of (i) common stock (the “Common Stock”), (ii) warrants (the “Warrants”), (iii) preferred stock (the “Preferred Stock”), (iv) purchase contracts (the “Purchase Contracts”), (v) units (the “Units”), and (vi) senior debt securities (the “Debt Securities”), on terms to be determined at the time of the offering. The Common Stock, Warrants, Preferred Stock, Purchase Contracts, Units and Debt Securities are referred to herein collectively as the “Securities.” The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent. The Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent. The Debt Securities will be issued pursuant to an indenture dated May 10, 1999 (the “Indenture”), between the Company and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank)), as trustee. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indenture, as the case may be. At your request, this opinion is being furnished to you for filing as an exhibit to the Amendment.
In connection with rendering this opinion, we have examined originals or copies of (1) the Registration Statement, (2) the Prospectus, (3) the Indenture, (4) the Second Amended and Restated Certificate of Incorporation and By-laws of the Company, as amended to the date hereof, (5) certain resolutions of the Board of Directors of the Company and of committees of the Board of Directors of the Company, and (6) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and

El Paso Corporation
February 27, 2009

records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture by a duly authorized officer of the trustee thereunder.
Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     1. With respect to the Common Stock, assuming the (a) taking by the Company of all necessary corporate action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) due issuance and delivery of such Common Stock in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to Warrants to be issued under a Warrant Agreement, assuming the (a) taking by the Company of all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) due authorization and valid execution and delivery of such Warrant Agreement by the Company and the warrant agent under the Warrant Agreement and (c) due execution, authentication, issuance and delivery of such Warrants in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.
     3. With respect to the Preferred Stock, assuming the (a) taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock of such series will be validly issued, fully paid and nonassessable.
     4. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms for the issuance

El Paso Corporation
February 27, 2009

of Purchase Contracts, the terms of the applicable offering thereof and related matters by the Board of Directors of the Company, (b) due authorization and valid execution and delivery of the Purchase Contract Agreement by the Company and the purchase contract agent under the Purchase Contract Agreement, and (c) due execution, issuance and delivery of the applicable Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company.
     5. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the execution and terms of the Purchase Contracts which are a component of the Units, the terms of the offering thereof and related matters, and (iii) the issuance and terms of the applicable series of Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate or other required action to authorize and approve the issuance and terms of debt obligations, including U.S. treasury securities (“Third Party Debt Securities”), which are a component of the Units and related matters by the Board of Directors of each third party, or a duly constituted and acting committee of such board or duly authorized officers of each third party with the power to authorize and approve the same, and (c) due execution, authentication, in the case of the applicable series of Debt Securities and Third Party Debt Securities, issuance and delivery of (i) the applicable Units, (ii) such Purchase Contracts, (iii) such series of Debt Securities and (iv) such Third Party Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of the Purchase Contracts, the Indenture, in the case of a series of Debt Securities, and any applicable indenture, in the case of such Third Party Debt Securities, such Units will constitute valid and legally binding obligations of the Company.
     6. With respect to any series of Debt Securities to be issued under the Indenture, assuming the (a) due authorization and valid execution and delivery of the applicable supplement, if any, to the Indenture, by the Company and the trustee under the Indenture, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Company, or the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the Company, in each case, in accordance with the terms of the Indenture, (b) the due qualification under the Trust Indenture Act of 1939, as amended, of the Indenture, as then and theretofore supplemented, (c) the taking by the Company of all

El Paso Corporation
February 27, 2009

necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the due execution, authentication, issuance and delivery of such series of Debt Securities in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Company.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities:
     (a) The Board of Directors of the Company, or a duly constituted and properly acting committee thereof, shall have duly established the terms of such Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Securities in conformity with the Second Amended and Restated Certificate of Incorporation and By-laws as amended through such time (subject to the further assumption that the Second Amended and Restated Certificate of Incorporation and By-laws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Securities takes place in accordance with such authorization).
     (b) The Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, the indentures will have been qualified under the Trust Indenture Act, and such effectiveness and qualification shall not have been terminated or rescinded.
     (c) An appropriate prospectus supplement with respect to the Securities (a “Prospectus Supplement”) will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder.
     (d) All Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein.

El Paso Corporation
February 27, 2009

     (e) In the case of a supplemental indenture to the Indenture, a Purchase Contract Agreement, a Warrant Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinions rendered herein.
     (f) A definitive purchase, underwriting or similar agreement with respect to the Securities will have been executed and delivered by the Company and the other parties thereto, the consideration for the Securities provided for therein will have been paid, and the Securities will have been issued in accordance with the terms thereof.
     (g) Any Securities issuable upon conversion, exchange or exercise of, or pursuant to the terms of, the Securities will be duly authorized, created and, if appropriate, reserved for issuance.
     (h) Any Certificate of Designation in respect of Preferred Stock will be in conformity with the Second Amended and Restated Certificate of Incorporation and By-laws of the Company and with applicable law.
     (i) The consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”), the third sentence of Section 152 of the DGCL, and Section 3 of Article IX of the Delaware Constitution, or (in each case) any successor provision.
     (j) Any supplemental indenture to the Indenture and any Board Resolution and/or any Officer’s Certificate executed and delivered pursuant to the Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Indenture as then supplemented (including by any such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate.
     (k) The form and terms of such Debt Securities, when established, the form and terms of any Warrants, Purchase Contracts or Units, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Purchase Contracts and Units), the issuance, sale and delivery thereof by the Company, and the incurrence and performance of any issuer’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Warrant Agreement, Purchase Contract Agreement, unit agreement or the Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Company’s Second Amended and

El Paso Corporation
February 27, 2009

Restated Certificate of Incorporation or By-laws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.
In addition to the foregoing assumptions, limitations and qualifications set forth above, the enforceability of the Securities is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.
The foregoing opinions are based on and are limited to the contract laws of the State of New York, the General Corporation Law of the State of Delaware and the relevant federal law of the United States of America, and we render no opinion with respect to any other laws or the laws of any other jurisdiction.
We hereby consent to the filing of this opinion with the Commission as Exhibit (5) to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Bracewell & Giuliani LLP
Bracewell & Giuliani LLP